Exhibit 5.1

777 E WISCONSIN AVE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX FOLEY.COM

December 15, 2025
Coinbase Global, Inc.
One Madison Avenue
Suite 2400
New York, NY 10010

Ladies and Gentlemen:
We have acted as Texas corporate counsel for Coinbase Global, Inc., a Texas corporation (the “Company”), which is the converted entity (for purposes of Title 1, Article 10, Subchapter C of the Texas Business Organizations Code) in the conversion of Coinbase Global, Inc., a Delaware corporation (the “Delaware Corporation”), into a Texas corporation (the “Conversion”) pursuant to the Certificate of Conversion filed with the Texas Secretary of State, including the related Plan of Conversion (the “Texas Certificate of Conversion”), and the Certificate of Conversion filed with the Delaware Secretary of State, including the related Plan of Conversion (the “Delaware Certificate of Conversion”), in connection with the Company’s Registration Statements on Form S-8 (File Nos. 333-254967, 333-263003, 333-269892, 333-277111, and 333-284910) (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission on April 1, 2021, February 25, 2022, February 21, 2023, February 15, 2024, and February 13, 2025, respectively, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares (the “Shares”) of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), issuable pursuant to the Company’s2013 Amended and Restated Stock Plan; the Company’s 2019 Equity Incentive Plan; the Company’s Tagomi Systems Inc. 2018 Stock Plan; the Company’s Bison Trails Co. 2018 Stock Plan; the Company’s 2021 Equity Incentive Plan; the Coinbase Global, Inc. 2021 Employee Stock Purchase Plan (collectively, the “Plans”). This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Plans; (ii) the Registration Statements; (iii) the Company’s certificate of formation (the “Certificate of Formation”) and the Company’s bylaws, each as currently in effect; (iv) the Texas Certificate of Conversion and the Delaware Certificate of Conversion; and (v) such other documents and records (including resolutions of the Company’s Board of Directors and any committee thereof) as we have deemed necessary to enable us to render this opinion. In all such examinations, we have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed without independent verification that (a) prior to the Conversion, the Delaware Corporation took all corporate action required under the laws of the State of Delaware to authorize the Plans and the performance by the Company of its obligations thereunder, including the issuance of Shares and (b) after any issuance of any Shares, the total number of issued and outstanding shares of Class A Common Stock, together with the total number of shares of Class A Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement, or otherwise, including pursuant to the Plans, will not exceed the total number of shares of Class A Common Stock then authorized under the Certificate of Formation. We have, among other things, relied

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Coinbase Global, Inc.
December 15, 2025

upon certificates of public officials and, as to various factual matters, certificates of officers of the Company, including the Texas Certificate of Conversion, certified by the Texas Secretary of State on December 15, 2025, the Delaware Certificate of Conversion, certified by the Delaware Secretary of State on December 15, 2025, and a Certificate of Fact with respect to the Company’s existence as a corporation, certified by the Texas Secretary of State on December 15, 2025.
Based upon and subject to the foregoing, we are of the opinion that the Shares covered by the Registration Statements, when issued and sold pursuant to the terms and conditions of the applicable Plan, and as contemplated in the applicable Registration Statement, will be validly issued, fully paid and nonassessable.
The foregoing opinions are limited to the laws of the State of Texas, and we do not express any opinion herein concerning any other law.
We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K, incorporated by reference into the Registration Statements, and to the reference to our firm in the Registration Statements. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP